EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
9/4/2012	Sale	$ 2.6948	1	2358
9/5/2012	Sale	$ 2.7166	2	13600
9/6/2012	Sale	$ 2.7721	3	18972
9/7/2012	Sale	$ 2.7982	4	17600
9/10/2012	Sale	$ 2.7866	5	11225
9/11/2012	Sale	$ 2.7048	6	53050
9/12/2012	Sale	$ 2.7404	7	2518
9/14/2012	Sale	$ 2.8000		300
9/17/2012	Sale	$ 2.6681	8	17900
9/18/2012	Sale	$ 2.6942	9	30000
9/19/2012	Sale	$ 2.7090	10	2100
9/24/2012	Sale	$ 2.8855	11	29032
9/25/2012	Sale	$ 2.9115	12	5700
9/26/2012	Sale	$ 2.8055	13	11000
9/27/2012	Sale	$ 2.8606	14	3612
10/2/2012	Sale	$ 2.9408	15	2606
10/3/2012	Sale	$ 2.9225	16	21105
10/4/2012	Sale	$ 2.9465	17	7581
10/5/2012	Sale	$ 2.9550	18	11200
10/9/2012	Sale	$ 2.9963	19	36200
10/12/2012	Sale	$ 2.8918	20	16200
10/16/2012	Sale	$ 2.9475	21	8000
10/17/2012	Sale	$ 2.9500		1000

1	Executed at prices ranging from $2.68 - 2.70
2	Executed at prices ranging from $2.70 - 2.77
3	Executed at prices ranging from $2.75 - 2.79
4	Executed at prices ranging from $2.75 - 2.86
5	Executed at prices ranging from $2.77 - 2.83
6	Executed at prices ranging from $2.70 - 2.79
7	Executed at prices ranging from $2.74 - 2.75
8	Executed at prices ranging from $2.63 - 2.81
9	Executed at prices ranging from $2.64 - 2.72
10	Executed at prices ranging from $2.70 - 2.72
11	Executed at prices ranging from $2.85 - 2.92
12	Executed at prices ranging from $2.90 - 2.93
13	Executed at prices ranging from $2.78 - 2.84
14	Executed at prices ranging from $2.86 - 2.87
15	Executed at prices ranging from $2.93 - 2.95
16	Executed at prices ranging from $2.92 - 2.94
17	Executed at prices ranging from $2.93 - 2.97
18	Executed at prices ranging from $2.95 - 2.99
19	Executed at prices ranging from $2.98 - 3.02
20	Executed at prices ranging from $2.88 - 2.90
21	Executed at prices ranging from $2.93 - 2.96